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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        Wells Real Estate Fund X, L.P.
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            (Exact name of registrant as specified in its charter)



              Georgia                                            58-2250093
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(State of incorporation or organization)                      (IRS Employer
                                                            Identification No.)

     3885 Holcomb Bridge Road
         Norcross, Georgia                                         30092
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(Address of principal executive offices)                         (Zip Code)

Securities to be registered pursuant to Section 12(g) of the Act:


                     Units of Limited Partnership Interest
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                                 (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.
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  For a description of the securities being registered under Section 12(g) of the Securities Exchange Act of 1934, see pages 22 through 27, and pages 76 through 90 of the Prospectus dated December 31, 1996, contained in Post-Effective Amendment No. 2 to Form S-11 Registration Statement of Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P. filed with the Commission on June 17, 1997 (File No. 333-7979), which are incorporated herein by reference.

Item 2.  Exhibits.
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  Below are the exhibits filed as a part of this Registration Statement:

  1.  Specimen of securities to be registered hereunder (filed herewith);

  2. (a) Amended and Restated Agreement of Limited Partnership of Wells Real Estate Fund X, L.P., which was included as Exhibit B to the Prospectus dated December 31, 1996, contained in Post-Effective Amendment No. 2 to Form S-11 Registration Statement of Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P. filed with the Commission on June 17, 1997 (File No. 333-7979), which is incorporated herein by reference pursuant to Rule 12b-32 under the Securities Exchange Act of 1934;

      (b) Subscription Agreement of Wells Real Estate Fund X, L.P., which was included as Exhibit C to the Prospectus dated December 31, 1996, contained in Post-Effective Amendment No. 2 to Form S-11 Registration Statement of Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P. filed with the Commission on June 17, 1997 (File No. 333-7979), which is incorporated herein by reference pursuant to Rule 12b-32 under the Securities Exchange Act of 1934; and

  3. Pages 22 through 27, and pages 76 through 90 of the Prospectus dated December 31, 1996, contained in Post-Effective Amendment No. 2 to Form S-11 Registration Statement of Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P. filed with the Commission on June 17, 1997 (File No. 333-7979) (filed herewith pursuant to Rule 12b-23(a)(3) under the Securities Exchange Act of 1934).
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                                  SIGNATURES

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  February 2, 1998                 WELLS REAL ESTATE FUND X, L.P.
                                        (Registrant)

                                        By:  Wells Partners, L.P.
                                             A Georgia limited partnership
                                             General Partner

                                             By:  Wells Capital, Inc.
                                                  A Georgia corporation
                                                  General Partner

                                                  By:  /s/ Leo F. Wells
                                                      --------------------------
                                                       Leo F. Wells, III
                                                       President

                                        By:  /s/ Leo F. Wells
                                            ------------------------------------
                                             Leo F. Wells, III
                                             General Partner


  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registration Statement has been signed below by the following person on behalf of the Registrant and in the capacities and on the date indicated.

   Signature                        Title                          Date
   ---------                        -----                          ----

/s/ Leo F. Wells        Individual General Partner and   February 2, 1998
-------------------     President (Chief Executive
Leo F. Wells, III       Officer), Treasurer (Chief
                        Financial Officer) and Sole
                        Director of Wells Capital,
                        Inc., the sole general partner
                        of Wells Partners, L.P.
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                                 EXHIBIT INDEX


  The following documents are filed as exhibits to this report. Those exhibits previously filed and incorporated herein by reference are identified below by an asterisk. For each asterisked exhibit, there is shown below a description of the previous filing.


Exhibit Number
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     1              Specimen of securities to be registered hereunder

     2(a)* Amended and Restated Agreement of Limited Partnership of Wells Real Estate Fund X, L.P. (Exhibit B to the Prospectus dated December 31, 1996, contained in Post-Effective Amendment No. 2 to Form S-11 Registration Statement of Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P. filed with the Commission on June 17, 1997, File No. 333-
                    7979)

     2(b)*          Subscription Agreement of Wells Real Estate Fund X, L.P.
                    (Exhibit C to the Prospectus dated December 31, 1996, contained in Post-Effective Amendment No. 2 to Form S-11 Registration Statement of Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P. filed with the Commission on June 17, 1997, File No. 333-7979)

     3 Pages 22 through 27, and pages 76 through 90 of the Prospectus dated December 31, 1996, contained in Post-Effective Amendment No. 2 to Form S-11 Registration Statement of Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P. filed with the Commission on June 17, 1997 (File No. 333-7979)